CONSENT OF BAGELL, JOSEPHS, LEVINE & COMPANY LLC

Bagell, Josephs, Levine & Company, LLC
200 Haddonfield Berlin Road, Gibbsboro, NJ 08026
Tel: 856.346.2628 Fax: 856.346.2882

The Board of Directors
American Nano-Silicon Technologies, Inc.

We consent to the incorporation by reference in the registration statement on Form 10-SB of American Nano-Silicon Technologies, Inc. of our report dated August 22, 2007 with respect to the consolidated balance sheet of American Nano-Silicon Technologies, Inc. as of September 30, 2006, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended.

In addition, we consent to the incorporation by reference in the registration statement on Form 10-SB of American Nano-Silicon Technologies, Inc. of our report dated September 25, 2007 with respect to the consolidated balance sheet of American Nano-Silicon Technologies, Inc. as of June 30, 2007, and the related consolidated statements of operations, changed in stockholders' equity and cash flows for the nine months then ended.

/S/Bagell, Josephs, Levine & Company

BAGELL, JOSEPHS, LEVINE & COMPANY, LLC
Gibbsboro, New Jersey

November 13, 2007